New Mountain Finance Corporation Announces December 31, 2024 Financial Results

Reports Fourth Quarter Net Investment Income of $0.32 per Share and Declares a First Quarter Distribution of $0.32 per Share

NEW YORK--(BUSINESS WIRE) — February 26, 2025 -- New Mountain Finance Corporation (NASDAQ: NMFC) (“New Mountain,” “New Mountain Finance” or the “Company”) today announced its financial results for the quarter and year ended December 31, 2024.
Fourth Quarter and Recent Highlights1
•Net investment income of $34.5 million, or $0.32 per weighted average share
•Net asset value of $12.55 per share compared to $12.62 per share as of September 30, 2024
•Sustained strong credit performance with approximately 97% of the portfolio rated green
•Reduced statutory debt/equity3 to 1.15x (or 1.11x net of available cash)
•Declared a first quarter 2025 distribution of $0.32 per share, payable on March 31, 2025 to holders of record as of March 17, 2025
•On February 25, 2025, NMFC partially exited its investment in UniTek Global Services, Inc. ("UniTek"). NMFC was repaid $42 million, primarily from full redemption of UniTek's PIK Second Lien Term Loan and PIK Senior Preferred II investment.

($ in millions, except per share data)	Q4 2024	Q4 2023
Net Investment Income per Weighted Average Share	$0.32	$0.40
Regular & Supplemental Dividends Paid per Share in Quarter	$0.33	$0.36
Annualized Dividend Yield[4]	10.7%	11.3%

	December 31, 2024	September 30, 2024
Investment Portfolio[5]	$3,104.5	$3,278.8
NAV per Share	$12.55	$12.62
Statutory Debt/Equity[3]	1.15x	1.26x
Statutory Debt/Equity (Net of Available Cash)[3]	1.11x	1.23x
Management Comments on Fourth Quarter Performance
"NMFC is off to a strong start in 2025," said Steven B. Klinsky, NMFC Chairman. "The partial sale of UniTek is an important milestone for NMFC. The transaction values UniTek at $370 million, above our current mark. NMFC and affiliates will retain 31% ownership in the company which we believe has very good future prospects related to fiber deployment and AI infrastructure."
John R. Kline, CEO, commented: "NMFC delivered steady results while preserving excellent credit performance in the fourth quarter of 2024. Over the course of 2024, we made meaningful progress on increasing our senior-oriented asset mix. Building on that momentum, the recently announced UniTek transaction highlighted the New Mountain team’s business building capabilities and deal execution skills. In 2025, we will remain focused on our strategic priorities which include diversifying NMFC’s top positions, optimizing the fund’s liabilities, and exiting PIK positions."
Portfolio and Investment Activity5
As of December 31, 2024, the Company’s NAV1 was $1,353.3 million and its portfolio had a fair value of $3,104.5 million of investments in 121 portfolio companies, with a weighted average YTM at Cost6 of approximately 11.0%. For the three months ended December 31, 2024, the Company generated $33.1 million of originations2, $158.9 million of cash repayments2 and realized $58.9 million of asset sales.

Portfolio and Asset Quality
NMFC’s mandate is to primarily target businesses in the middle market that, consistent with New Mountain’s private equity platform, are high quality, defensive growth companies in industries that are well-researched by New Mountain. The Company’s focus is on defensive growth businesses that generally exhibit the following characteristics: (i) acyclicality, (ii) sustainable secular growth drivers, (iii) niche market dominance and high barriers to competitive entry, (iv) recurring revenue and strong free cash flow, (v) flexible cost structures and (vi) seasoned management teams.

Portfolio Industry Composition based on Fair Value8

Software		Business Services
ERP	7.2%	Engineering & Consulting Services	5.8%
IT Infrastructure & Security	5.7%	Real Estate Services	4.4%
Human Capital Management	5.5%	Misc Services	3.7%
Ecommerce & Logistics	4.2%	Digital Transformation	2.1%
Governance, Risk & Compliance	3.7%	Insurance & Benefits Services	1.8%
Finance & Accounting	3.2%	Utility Services	1.0%
Integrated Payments	1.7%	Data & Information Services	0.2%
Total Software	31.2%	Total Business Services	19.0%

Healthcare		Other Industries
Healthcare Services	10.5%	Consumer Services	7.1%
Healthcare Software	5.9%	Education	6.9%
Pharma Services	1.1%	Financial Services	4.6%
Tech-Enabled Healthcare	0.8%	Distribution & Logistics	4.4%
Healthcare Products	0.2%	Packaging	2.5%
		Other	5.8%
Total Healthcare	18.5%	Total Other Industries	31.3%
The Company monitors the performance and financial trends of its portfolio companies on at least a quarterly basis. The Company attempts to identify any developments within the portfolio company, the industry, or the macroeconomic environment that may alter any material element of the Company’s original investment strategy. As described more fully in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission, the portfolio monitoring procedures are designed to provide a simple, yet comprehensive analysis of the Company’s portfolio companies based on their operating performance and underlying business characteristics, which in turn forms the basis of its Risk Rating. The Risk Rating is expressed in categories of Green, Yellow, Orange and Red with Green reflecting an investment that is in-line with or above expectations and Red reflecting an investment performing materially below expectations.

The following table shows the Risk Rating of the Company’s portfolio companies as of December 31, 2024:

(in millions)	As of December 31, 2024
Risk Rating	Cost	Percent	Fair Value	Percent	Weighted Average Mark
Green[7]	$2,951.6	94.3%	$2,996.7	96.5%	98.5%
Yellow[5]	107.2	3.4%	70.3	2.3%	65.5%
Orange	73.1	2.3%	37.5	1.2%	65.1%
Red	—	—	—	—	—
Total	$3,131.9	100.0%	$3,104.5	100.0%

As of December 31, 2024, all investments in the Company’s portfolio had a Green Risk Rating, with the exception of five portfolio companies that had a Yellow Risk Rating and six portfolio companies that had an Orange Risk Rating. As of December 31, 2024, there were no portfolio companies that had a Red Risk Rating.

The following table shows the Company’s investment portfolio composition as of December 31, 2024:

(in millions)
Investment Portfolio Composition	December 31, 2024	Percent of Total
First Lien	$1,956.6	62.9%
Senior Loan Funds (SLP III & SLP IV) & NMNLC	387.2	12.5%
Second Lien[5]	210.6	6.8%
Subordinated	102.0	3.3%
Preferred Equity	247.3	8.0%
Common Equity and Other[9]	200.8	6.5%
Total	$3,104.5	100.0%
Liquidity and Capital Resources
As of December 31, 2024, the Company had cash and cash equivalents of $80.3 million and total statutory debt outstanding of $1,560.9 million3. The Company's statutory debt to equity was 1.15x (or 1.11x net of available cash) as of December 31, 2024. Additionally, the Company had $300.0 million of SBA-guaranteed debentures outstanding as of December 31, 2024. As of December 31, 2024, the Company had $1,146.2 million of available capacity on its Holdings Credit Facility, NMFC Credit Facility and Unsecured Management Company Revolver.
Fourth Quarter 2024 Conference Call
New Mountain Finance Corporation will host an earnings conference call and webcast at 10:00 am Eastern Time on Thursday, February 27, 2025. To participate in the live earning conference call, please use the following dial-in numbers or visit the audio webcast link. To avoid any delays, please join at least fifteen minutes prior to the start of the call.
•United States: +1 (877) 443-9109
•International: +1 (412) 317-1082
•Live Audio Webcast
A replay of the conference call can be accessed one hour after the end of the conference call through May 27, 2025. The full webcast replay will be available through February 27, 2026. To access the earnings webcast replay please visit the New Mountain Investor Relations website.
•United States: +1 (877) 344-7529
•International: +1 (412) 317-0088
•Access Code: 1746429
For additional details related to the quarter ended December 31, 2024, please refer to the New Mountain Finance Corporation Annual Report on Form 10-K filed with the SEC and the supplemental investor presentation which can be found on the Company's website at http://www.newmountainfinance.com.

(1)Excludes non-controlling interest in New Mountain Net Lease Corporation (“NMNLC”).
(2)Originations exclude payment-in-kind (“PIK”); originations, repayments, and sales excludes revolvers, unfunded commitments, bridges, return of capital, and realized gains / losses.
(3)Excludes the Company’s United States Small Business Administration (“SBA”) guaranteed debentures.
(4)Dividend yield calculation uses the closing stock price of $11.94 on February 24, 2025 and $12.71 on February 24, 2024 and includes regular and supplemental dividends.
(5)Includes collateral for securities purchased under collateralized agreements to resell.
(6)References to “YTM at Cost” assume the accruing investments, including secured collateralized agreements, in the Company's portfolio as of a certain date, the ‘‘Portfolio Date’’, are purchased at cost on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. YTM at Cost uses the Sterling Overnight Interbank Average Rate ("SONIA”), Euro Interbank Offered Rate ("EURIBOR") and Secured Overnight Financing Rate (“SOFR”) curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of SONIA, EURIBOR and SOFR contracts by the individual companies in the Company’s portfolio or other factors.
(7)Includes investments held in NMNLC.

(8)Excludes NMFC Senior Loan Program III LLC ("SLP III"), NMFC Senior Loan Program IV LLC ("SLP IV") and NMNLC.
(9)Includes investments classified as structured finance obligations.

New Mountain Finance Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except shares and per share data)

	December 31, 2024	December 31, 2023
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $2,298,083 and $2,283,490, respectively)	$2,277,352	$2,209,867
Non-controlled/affiliated investments (cost of $124,254 and $107,895, respectively)	112,776	133,659
Controlled investments (cost of $679,587 and $646,823, respectively)	700,896	667,796
Total investments at fair value (cost of $3,101,924 and $3,038,208, respectively)	3,091,024	3,011,322
Securities purchased under collateralized agreements to resell (cost of $30,000 and $30,000, respectively)	13,500	16,500
Cash and cash equivalents	80,320	70,090
Interest and dividend receivable	42,379	44,107
Receivable from affiliates	213	82
Deferred tax asset	—	594
Other assets	19,265	16,519
Total assets	$3,246,701	$3,159,214
Liabilities
Borrowings
Unsecured Notes	$978,503	$506,500
SBA-guaranteed debentures	300,000	300,000
Holdings Credit Facility	294,363	515,063
Convertible Notes	260,091	260,207
NMFC Credit Facility	27,944	36,813
DB Credit Facility	—	186,400
NMNLC Credit Facility II	—	2,853
Deferred financing costs (net of accumulated amortization of $63,971 and $54,263, respectively)	(24,191)	(22,387)
Net borrowings	1,836,710	1,785,449
Interest payable	17,109	20,440
Management fee payable	10,467	10,116
Incentive fee payable	8,625	8,555
Derivative liability at fair value	7,423	—
Payable to broker	3,230	—
Deferred tax liability	1,410	—
Other liabilities	2,436	2,931
Total liabilities	1,887,410	1,827,491
Commitments and contingencies
Net assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	—	—
Common stock, par value $0.01 per share, 200,000,000 shares authorized, and 107,851,415 and 102,558,859 shares issued and outstanding, respectively	1,079	1,026
Paid in capital in excess of par	1,365,852	1,331,269
Accumulated undistributed earnings	(13,592)	(12,344)
Total net assets of New Mountain Finance Corporation	$1,353,339	$1,319,951
Non-controlling interest in New Mountain Net Lease Corporation	5,952	11,772
Total net assets	$1,359,291	$1,331,723
Total liabilities and net assets	$3,246,701	$3,159,214
Number of shares outstanding	107,851,415	102,558,859
Net asset value per share of New Mountain Finance Corporation	$12.55	$12.87

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except shares and per share data)

	Year ended December 31,
	2024	2023	2022
Investment income
From non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind ("PIK") interest income)	$232,023	$249,851	$184,367
PIK interest income	17,573	15,968	11,767
Dividend income	3,987	193	193
Non-cash dividend income	19,286	17,481	14,071
Other income	7,686	4,981	9,156
From non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	1,443	1,951	1,062
PIK interest income	3,648	2,183	1,043
Non-cash dividend income	5,843	4,625	4,109
Other income	250	251	250
From controlled investments:
Interest income (excluding PIK interest income)	5,800	5,386	9,438
PIK interest income	15,649	15,443	4,516
Dividend income	48,640	45,905	43,149
Non-cash dividend income	6,446	5,303	4,363
Other income	3,392	5,315	7,146
Total investment income	371,666	374,836	294,630
Expenses
Interest and other financing expenses	136,636	124,784	92,421
Management fee	45,522	45,610	46,617
Incentive fee	36,385	38,303	29,901
Administrative expenses	4,222	4,101	4,131
Professional fees	4,379	3,771	3,433
Other general and administrative expenses	2,039	2,068	2,338
Total expenses	229,183	218,637	178,841
Less: management fee waived	(3,739)	(4,117)	(4,402)
Less: expenses waived and reimbursed	—	—	(238)
Net expenses	225,444	214,520	174,201
Net investment income before income taxes	146,222	160,316	120,429
Income tax expense	262	418	825
Net investment income	145,960	159,898	119,604
Net realized (losses) gains:
Non-controlled/non-affiliated investments	(45,365)	(49,267)	(737)
Controlled investments	2,000	16,413	53,440
New Mountain Net Lease Corporation	1,533	—	—
Foreign currency	420	13	827
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	52,581	47,956	(81,197)
Non-controlled/affiliated investments	(37,242)	(19,052)	(9,156)
Controlled investments	336	(18,588)	6,219
Securities purchased under collateralized agreements to resell	(3,000)	(39)	(4,883)
Foreign currency	(606)	100	(1,115)
Provision for taxes	(2,114)	(1,344)	(8,474)
Net realized and unrealized losses	(31,457)	(23,808)	(45,076)
Net increase in net assets resulting from operations	114,503	136,090	74,528
Less: Net (increase) decrease in net assets resulting from operations related to non-controlling interest in New Mountain Net Lease Corporation	(1,060)	(747)	204

Net increase in net assets resulting from operations related to New Mountain Finance Corporation	$113,443	$135,343	$74,732
Basic earnings per share	$1.06	$1.34	$0.75
Weighted average shares of common stock outstanding - basic	106,570,782	101,118,302	100,202,847
Diluted earnings per share	$1.03	$1.24	$0.74
Weighted average shares of common stock outstanding - diluted	125,463,389	123,488,882	115,426,198
Distributions declared and paid per share	$1.37	$1.49	$1.22

ABOUT NEW MOUNTAIN FINANCE CORPORATION
New Mountain Finance Corporation (NASDAQ: NMFC) is a leading business development company (BDC) focused on providing direct lending solutions to U.S. middle market companies backed by top private equity sponsors. Our portfolio consists primarily of senior secured loans, and select junior capital positions, to growing businesses in defensive industries that offer attractive risk-adjusted returns. Our differentiated investment approach leverages the deep sector knowledge and operating resources of New Mountain Capital, a global investment firm with over $55 billion of assets under management.
ABOUT NEW MOUNTAIN CAPITAL
New Mountain Capital ("NMC") is a New York-based investment firm that emphasizes business building and growth, rather than debt, as it pursues long-term capital appreciation. The firm currently manages private equity, credit and net lease investment strategies with over $55 billion in assets under management. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit http://www.newmountaincapital.com.
FORWARD-LOOKING STATEMENTS
Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including changes in base interest rates and significant volatility on our business, portfolio companies, our industry and the global economy. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein, except as may be required by law. All forward-looking statements speak only as of the time of this press release.
CONTACT
New Mountain Finance Corporation
Investor Relations
Laura C. Holson, Authorized Representative
NMFCIR@newmountaincapital.com
(212) 220-3505